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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C., 20549

                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (date of earliest event reported):  January 30, 1997



                            P. H. Glatfelter Company
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             (Exact name of registrant as specified in its charter)


   Pennsylvania                    1-3560                      23-0628360
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 (State or other                 (Commission                (I.R.S. Employer
 jurisdiction of                 File Number)              Identification No.)
  incorporation)


       Spring Grove, Pennsylvania                                    17362
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:        (717) 225-4711
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                                Not Applicable
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)



This document contains three (3) pages.
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Item 5.   Other Events.
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          On January 30, 1997, the Registrant and six other companies which operate or formerly operated facilities along the Fox River entered into an agreement with the State of Wisconsin establishing a framework for the final resolution of claims for natural resources damages and other relief which the State asserts against the companies. The claims arise from the alleged discharge of polychlorinated biphenyls and other hazardous substances to the Fox River below Lake Winnebago (the Lower Fox River) and the Bay of Green Bay.

          Under the agreement, the companies will provide in the aggregate $10 million in work and funds to facilitate natural resources damages assessment activities, including, among other things, modelling and risk assessment, as well as field scale demonstration of sediment dredging and the enhancement of certain environmental amenities. The State will act as "lead authorized official" under federal law for purposes of any assessment of damages to natural resources within Wisconsin, except those within the administrative jurisdiction of a federal agency. In general, the parties have agreed to toll all limitations periods and to forbear from litigation during the term of the agreement. The parties intend to conclude a final resolution of all of the State's claims during the course of, or after completion of, the work called for by the agreement.

          By letter dated January 31, 1997, and received by the Registrant on February 3, 1997, the United States Fish and Wildlife Service provided 60 days' notice of the intention of the United States Departments of the Interior and Commerce to commence an action for natural resources damages against the Registrant and the six other companies referred to above similarly relating to the discharge of hazardous substances into the Lower Fox River. The federal trustees invited the Registrant to resume negotiations toward a non-litigated resolution of the federal trustees' claims; the negotiations had been suspended at the federal trustees' request. The Registrant does not know the amount which the federal trustees will claim as natural resources damages, but the Registrant believes that it will be substantial.

          The agreement with the State of Wisconsin specifically contemplates a modification to address the claims of the federal trustees and the roles of the State and the federal trustees. The parties to that agreement have invited the federal trustees to begin negotiations towards such a modification.

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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              P. H. GLATFELTER COMPANY
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                                                     (Registrant)


Date:  February 7, 1997                       By   /s/ R. P. Newcomer
                                                 ---------------------------
                                                 R. P. Newcomer
                                                 Senior Vice President,
                                                 Treasurer and Chief
                                                 Financial Officer

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